Exhibit 99.3

GOOD EARTH ENERGY CONSERVATION, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

MARCH 31, 2013

Pro Forma Consolidated Balance Sheets

of Good Earth Energy Conservation, Inc and Numbeer, Inc

	Good Earth Energy Conservation, Inc	Numbeer, Inc
	March 31, 2013	February 28, 2013	Pro forma Adjustments		Combined
	(Unaudited)	(Unaudited)
ASSETS

Current Assets
Cash	66,774	0			66,774
Receivables	25,440				25,440
Raw Materials Inventory	301,363				301,363
Work In Progress	96,644				96,644

Total Current Assets	490,221	0			490,221

Total Property and Equipment	205,850	0			205,850

Other Assets	6,200	0			6,200

Total Assets	702,271	0			702,271

LIABILITIES AND CAPITAL

Current Liabilities
Accounts Payable and accrued liabilities	317,659	41,017			358,676
Accrued Interest	209,047	0			209,047
Convertible Notes Payable	750,000	0			750,000
Current Maturities of Long Term Debt	264,244	0			264,244
Advances from Stockholder	0	25,628	(25,628)		0

Total Current Liabilities	1,540,950	66,645			1,581,967

Long-Term Liabilities	2,409,026	0			2,409,026

Total Liabilities	3,949,975	66,645			3,990,992

Capital
Common Stock
Common Stock GEEC 19,304,222 @$.01	193,042	7,596	(7,000	)a	20,804
Common Stock Numbeer 7,596,000 @$.001			20,208	b
			(193,042	)c

Paid-in Capital	6,494,289	8,344	7,000	a	6,682,467
			(20,208	)b
			193,042	c

Retained Earnings	(9,935,035)	(82,585)	25,628		(9,991,992)

Total Capital	(3,247,704)	(66,645)			(3,288,721)

Total Liabilities & Capital	702,271	0	0		702,271

Pro Forma Consolidated Statements of Operations

of Good Earth Energy Conservation, Inc and Numbeer, Inc

	Good Earth Energy	Numbeer, Inc
	Conservation, Inc For the three months ending March 31, 2013	For the Nine Months ended February 28, 2013	Pro forma Adjustments	Combined
	(Unaudited)	(Unaudited)

Revenues	0	0		0

Cost of Sales	0	0		0

Gross Profit	0	0		0

Operating Expenses
General and administration expensex	0	1,618		1,618
Consulting	54,129			54,129
Salaries	274,635			274,635
Payroll tax	26,620			26,620
Meals and entertainment	4,647			4,647
Travel	38,903			38,903
Insurance	15,463			15,463
Professional Fees	67,290	4,500		71,790
Office supplies and postage	17,747			17,747
Freight and other fees	1,969			1,969
Taxes and licenses	1,269			1,269
Prototype parts and supplies	6,620			6,620
Trade shows and related expenses	12,297			12,297
Rent	17,930			17,930
Telephone and utilities	4,897			4897
Depreciation and amortization	6,735			6,735
Repairs and maintenance	761			761
Wire and bank fees	434			434
Other	79			79

Total Expenses	552,425	6,118		558,543

Net Income/(Loss) from Operations	(552,425)	(6,118)		(558,543)

Other Income and Expenses
Interest Income	18	0		18
Interest Expense - Gen & Admin	(67,133)	0		(67,133)

Total Other Income and Expenses	(67,115)	0		(67,115)

Net Income(Loss)	(619,540)	(6,118)	$0	(625,658)

Good Earth Energy Conservation, Inc.

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

March 31, 2013

1.)	BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated statement of Good Earth Energy Conservation, Inc., formerly Numbeer, Inc.) a Nevada company (“the Company”) has been prepared by management in accordance with accounting principles generally accepted in the USA from information derived from the financial statements of the Company and the financial statements of Good Earth Energy Conservation, Inc., a Delaware company (“Good Earth”) together with other information available to the Company. The unaudited pro-forma consolidated financial statement has been prepared for inclusion in a Current Report on Form 8-K filing in respect of the closing of a share for share exchange of the company involving the acquisition of 100% of the issued and outstanding share capital of Good Earth dated May 17, 2013. In the opinion of the Company’s management the unaudited pro-forma consolidated financial statement includes all adjustments necessary for fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statement is not necessarily indicative of the financial position or results of operations which would have resulted if the combination had actually occurred as set out in Note 2.

The accompanying unaudited pro-forma consolidated financial statements have been prepared by management on the basis that the transactions as set out in the Filing Statement will be approved.

The unaudited pro-forma consolidated financial statements have been prepared using, and should be read in conjunction with, the unaudited interim financial statements of the Company for the nine months ended February 28, 2013 and the unaudited interim financial statements of Good Earth for the three months ended March 31, 2013.

The unaudited pro-forma consolidated financial statements were prepared based on the following assumptions:

2.)	PRO-FORMA TRANSACTIONS

The transactions required to accomplish the share exchange are recognized as follows: (1) the recapitalization of Good Earth shares in a 1-for-1 exchange ratio; (2) the Company’s common shares that remain outstanding are recognized as the issuance of common shares by Good Earth for the net assets of the Company at their fair values.

The specific transactions and their effects on the unaudited pro-forma consolidated financial statements are as follows:

a.	The Company shall issue 19,304,222 post-split common stock in exchange for 95.5% of the outstanding common stock of Good Earth in a share for share exchange.
b.	The Company’s sole officer and director shall surrender 6,998,014 post-split shares for cancellation. The remaining outstanding shares of the Company of 597,986 shall be held by the existing shareholders and will become on a post-split basis 1,505,000 common stock of the company.

Good Earth Energy Conservation, Inc.

Index to entries:

a	To record retirement of 7,000,000 shares of common stock at par @$.001

b	To record forward stock split of 2.5167

Original shares outstanding Numbeer	7,596,000
Shares cancelled	(7,000,000)
Shares outstanding for Numbeer	596,000
Forward split ration 1:2.5167	2.5168
Post split shares	1,500,000
plus shares issued for Good Earth	19,304,222
Increase in shares	20,804,222
Less shares originally issued	(596,000)
Increase in shares	20,208,222
Increase in shares @ par value $.001	20,208

c	To reclass Good Earth Energy Conservation common stock to Additional Paid in Capital in connection with the reverse merger